Exhibit 24.2

DIRECTORS AND OFFICERS OF

BEAR CREEK OPERATIONS CORP.

POWER OF ATTORNEY

We, the undersigned officers and directors of Bear Creek Operations Corp., a Delaware corporation (the “Company”), and/or as a director or officer of one or more of the Company’s subsidiaries listed on Annex A (the “Subsidiary Guarantors”), and/or as a director or officer of Harry & David Holdings, Inc., a Delaware corporation (the “Parent”), as applicable, hereby severally constitute and appoint William H. Williams and Stephen V. O’Connell, and each of them, our true and lawful attorneys with full power to them, and each of them, with full powers of substitution and resubstitution, to sign for us and in our names, the Registration Statement on Form S-4 relating to the Company’s offer to exchange all outstanding senior floating rate notes due 2012 and all outstanding 9.0% senior notes due 2013 for an equal aggregate principal amount of substantially identical exchange notes registered under the Securities Act of 1933, and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) or 462(d), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company, and/or Parent, and/or its Subsidiary Guarantors, to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, or their substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) or 462(d).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned officers and directors of the Company, Parent and/or Subsidiary Guarantors have hereunto set their hands as of the date set forth below.

/s/ George L. Majoros, Jr.
George L. Majoros, Jr. Date: 10/12/05

/s/ Bruce Wasserstein
Bruce Wasserstein Date: 10/12/05

Annex A

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization

Harry & David Holdings, Inc.	Delaware

Bear Creek Direct Marketing, Inc.	Delaware

Bear Creek Operations, Inc.	Delaware

Bear Creek Orchards, Inc.	Delaware

Harry and David	Delaware

Jackson & Perkins Company	Delaware

Jackson & Perkins Operations, Inc.	Delaware

Jackson & Perkins Wholesale, Inc.	Delaware

Bear Creek Stores, Inc.	Delaware